Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Zovio Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 28, 2019

SEVENSAOI CAPITAL PARTNERS II, LLC

By:	SevenSaoi Capital, LLC, its managing member

By:	/s/ Michael P. Cole
	Name:	Michael P. Cole
	Title:	Managing Member

SEVENSAOI CAPITAL PARTNERS IIA, LLC

By:	SevenSaoi Capital, LLC, its managing member

By:	/s/ Michael P. Cole
	Name:	Michael P. Cole
	Title:	Managing Member

SEVENSAOI CAPITAL, LLC

By:	/s/ Michael P. Cole
	Name:	Michael P. Cole
	Title:	Managing Member

/s/ Michael P. Cole
MICHAEL P. COLE